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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employee Thrift Plan of our report dated June 29, 2001, with respect to the December 31, 2000 financial statement of Arch Coal, Inc. Employee Thrift Plan included in this Annual
Report on Form 11-K for the year ended December 31, 2001.


/S/ Stone Carlie & Company, L.L.C.
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Stone Carlie & Company, L.L.C.

St. Louis, Missouri
June 28, 2002